Exhibit 4.11
EXECUTION COPY
     AMENDMENT NO. 2 AND AGREEMENT dated as of May 21, 2009 (this “Amendment”), to the Credit Agreement dated as of January 12, 2007, as amended by Amendment No. 1 and Agreement dated as of December 12, 2008 (as so amended, the “Credit Agreement”), among CGGVERITAS SERVICES HOLDING (U.S.), INC. (formerly known as Volnay Acquisition Co. I), a Delaware corporation (the “Borrower”), COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE-VERITAS (formerly known as Compagnie Générale De Géophysique), a société anonyme incorporated under the laws of France (registration number 969 202 241 RCS Paris) (“Parent”), the Lenders (as defined in Article I of the Credit Agreement) and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.
     A. Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended, and have agreed to extend, credit to the Borrower.
     B. The Borrower, Parent and the Lenders have agreed to amend the Credit Agreement as set forth herein.
     C. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Amendments. (a) The definition of the term “Applicable Percentage” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the tables set forth therein and substituting therefor the following tables:

	Eurodollar Spread	ABR Spread
Corporate Ratings	(Term Loans)	(Term Loans)
Category 2	2.75%	1.75%
BB or better by S&P and Ba1 or better by Moody’s

Category 1	3.00%	2.00%
All other Corporate Ratings

	Eurodollar
	Spread
	(Revolving	ABR Spread	Commitment
Corporate Ratings	Loans)	(Revolving Loans)	Fee
Category 3	2.75%	1.75%	0.375%
BB+ or better by S&P and Ba1 or better by Moody’s

Category 2	3.00%	2.00%	0.50%
BB or better by S&P and Ba2 or better by Moody’s

Category 1	3.25%	2.25%	0.50%
All other Corporate Ratings

     (b) The definition of the term “Capital Expenditures” set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting after the word “investments” set forth therein the parenthetical “(other than investments of up to €75,000,000 in the aggregate made in connection with the Massy Sale and Leaseback)”.
     (c) The definition of the term “Permitted Acquisition” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “or” at the end of clause (i) thereof and inserting at the end of clause (j) thereof the phrase “or (k) the receipt of equity, joint venture interests or other consideration pursuant to clause (d) of the definition of “Permitted Disposal”.
     (d) Clause (d) of the definition of the term “Permitted Disposal” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the words “one 2D seismic vessel and/or one 3D seismic vessel” set forth therein with the words “up to four seismic vessels, of which no more than three can be 3D seismic vessels”.
     (e) The definition of the term “Permitted Financial Indebtedness” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting in clause (q) thereof the word “subordinated”, (ii) deleting in clause (q)(i)(A) thereof the number 1.75 and inserting in its place the number 2.00 and (iii) deleting in clause (q)(ii)(z) thereof the words “subordination and”.
     (f) Section 6.02(a) of the Credit Agreement is hereby amended and restated to read as follows:
     (a) The ratio of (i) EBITDA to (ii) Total Interest Costs for each Relevant Period specified in Column 1 below shall not be less than the ratio set out in Column 2 below opposite such Relevant Period.

Column 1
Any Relevant Period expiring in the	Column 2
rolling 12 month period ending	Ratio
June 30, 2009	4.00:1.00
September 30, 2009	4.00:1.00
December 31, 2009	4.00:1.00
March 31, 2010	4.00:1.00
June 30, 2010	4.00:1.00
September 30, 2010	4.00:1.00
December 31, 2010	4.00:1.00
March 31, 2011	4.00:1.00
June 30, 2011	4.00:1.00
September 30, 2011	4.00:1.00

Column 1
Any Relevant Period expiring in the	Column 2
rolling 12 month period ending	Ratio
December 31, 2011	4.00:1.00
March 31, 2012	4.50:1.00
June 30, 2012	4.50:1.00
September 30, 2012	4.50:1.00
December 31, 2012	4.50:1.00
March 31, 2013	5.00:1.00
June 30, 2013	5.00:1.00
September 30, 2013	5.00:1.00
December 31, 2013	5.00:1.00
     (g) Section 6.02(b) of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting therefor the following table:

Column 1
Any Relevant Period expiring in the rolling 12	Column 2
month period ending	Ratio
June 30, 2009	2.25:1.00
September 30, 2009	2.25:1.00
December 31, 2009	2.25:1.00
March 31, 2010	2.25:1.00
June 30, 2010	2.25:1.00
September 30, 2010	2.25:1.00
December 31, 2010	2.25:1.00
March 31, 2011	2.00:1.00
June 30, 2011	2.00:1.00
September 30, 2011	2.00:1.00
December 31, 2011	2.00:1.00
March 31, 2012	1.75:1.00
June 30, 2012	1.75:1.00
September 30, 2012	1.75:1.00
December 31, 2012	1.75:1.00
March 31, 2013	1.50:1.00
June 30, 2013	1.50:1.00
September 30, 2013	1.50:1.00
December 31, 2013	1.50:1.00
     (h) Section 6.02 is hereby further amended inserting the following new clause (c) immediately following clause (b) thereof and redesignating the existing clause (c) as clause (d):
     (c) The aggregate amount of Capital Expenditures made by the Group in any fiscal year shall not exceed the greater of (i) $750,000,000 and (ii) 50% of EBITDA for such fiscal year.
For the avoidance of doubt, the amendments set forth in paragraphs (f), (g) and (h) of this Section shall not affect the computations as to compliance with Section 6.02 to be set forth in the Compliance Certificate to be delivered pursuant to Section 5.02 with respect to the Relevant Period expiring in the rolling 12 month period ending March 31, 2009.
     SECTION 2. Agreement to Prepay Term Loans. On the Amendment Effective Date (as defined below), without the need for any further notice, the Borrower shall make an optional prepayment (the “Optional Prepayment”) of $100,000,000 aggregate principal amount of the Term Loans, together with accrued and unpaid interest on the amount so prepaid to but excluding the prepayment date (it being understood that the Optional Prepayment will reduce, and each other optional prepayment of principal of the Term Loans made prior to the Amendment Effective Date has reduced, the scheduled installment of principal due and payable in respect of the Term Loans under Section 2.11 of the Credit Agreement on the Term Loan Maturity Date).
     SECTION 3. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, the Borrower agrees to pay to each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 12:00 (noon) New York City time, on May 18, 2009, through the Administrative Agent, an amendment fee (the “Amendment Fee”) in an amount equal to 0.25% of the sum of the aggregate principal amount outstanding of the sum of such Lender’s Term Loans (after giving effect to the Optional Prepayment) and Revolving Credit Commitments (whether used or unused) as of such date. The Amendment Fee shall be payable in immediately available funds on, and subject to the occurrence of, the Amendment Effective Date.
     SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Parent and the Borrower represent and warrant to each of the Lenders, the Issuing Bank, the Administrative Agent and the Collateral Agent that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date and (b) no Default or Event of Default has occurred and is continuing.
     SECTION 5. Effectiveness. This Amendment shall become effective as of the date set forth above (the “Amendment Effective Date”) on the date on which the following conditions shall be satisfied: (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, Parent and the Majority Lenders, (b) the Borrower shall have made the Optional Prepayment and (c) the Administrative Agent shall have received the Amendment Fee on behalf of the Lenders specified in Section 3 above.
     SECTION 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Issuing Bank, the Administrative Agent or the Collateral Agent, under the Credit Agreement or any other Finance Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Finance Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any party to the Credit Agreement to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Finance Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Finance Document” for all purposes of the Credit Agreement and the other Finance Documents.
     SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
     SECTION 8. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

CGGVERITAS SERVICES HOLDING (U.S.), INC.
by	/s/ Stephane-Paul Frydman
	Name:	Stephane-Paul Frydman
	Title:	Director

COMPAGNIE GÉNÉRALE DE GÉOPHYSIQUE-VERITAS
by	/s/ Stephane-Paul Frydman
	Name:	Stephane-Paul Frydman
	Title:	Chief Financial Officer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent, Collateral Agent and Issuing Bank
by	/s/ Jay Chall
	Name:	Jay Chall
	Title:	Director

by	/s/ Christopher Reo Day
	Name:	Christopher Reo Day
	Title:	Associate

SIGNATURE PAGE TO AMENDMENT NO. 2
AND AGREEMENT TO THE CGGVERITAS
CREDIT AGREEMENT DATED AS OF
JANUARY 12, 2007, AS AMENDED
Name of Lender: *

By
Name:
Title:

* Numerous executed lender signature pages not included.